UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 26, 2018

FIRST HAWAIIAN, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-14585	99-0156159
(Commission File Number)	(IRS Employer Identification No.)

999 Bishop St., 29th Floor Honolulu, Hawaii	96813
(Address of Principal Executive Offices)	(Zip Code)

(808) 525-7000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01                   Entry into a Material Definitive Agreement

Share Repurchase Agreement

On July 26, 2018, First Hawaiian, Inc. (the “Company”) entered into a Share Repurchase Agreement (the “Share Repurchase Agreement”) with BNP Paribas and BancWest Corporation (the “Selling Stockholder”), a subsidiary of BNP Paribas, pursuant to which the Company agreed to acquire from the Selling Stockholder 1,801,801 shares of common stock, par value $0.01 per share (the “Common Stock”), of the Company (the “Direct Share Repurchase”). Pursuant to the Share Repurchase Agreement, the per share purchase price to be paid by the Company was equal to $27.75, the same per share purchase price paid by the underwriter to the Selling Stockholder in connection with a registered public offering of shares of the Common Stock by the Selling Stockholder (the “Offering”) as described in a prospectus supplement, dated July 30, 2018, filed with the Securities and Exchange Commission on August 1, 2018. The Direct Share Repurchase was completed on August 1, 2018 for an aggregate purchase price of approximately $50.0 million. See also Item 8.01 below.

The foregoing description of the Share Repurchase Agreement is qualified in its entirety by reference to the Share Repurchase Agreement, which is attached hereto as Exhibit 10.1 and is hereby incorporated by reference into this Item 1.01.

Amendment to the Stockholder Agreement

On August 1, 2018, BNP Paribas and the Company entered into an amendment (the “Amendment”) to the Stockholder Agreement, dated as of August 9, 2016, between BNP Paribas and the Company (the “Stockholder Agreement”). The Amendment became effective upon the completion of the Offering. Among other things, the Stockholder Agreement entitles BNP Paribas to designate nominees for election to the Company’s board of directors (the “Board”) and make certain appointments to committees of the Board.

Under the Amendment, BNP Paribas has the right to nominate for inclusion on the Company’s slate of directors the following number of directors:

•                                          until the date on which BNP Paribas ceases to directly or indirectly own at least 25% of the Company’s outstanding common stock (the “25% Date”), three directors;

•                                          from and after the 25% Date until the date on which BNP Paribas ceases to control the Company for purposes of the Bank Holding Company Act of 1956, as amended (the “BHC Act”), two directors;

•                                          to the extent that the date on which BNP Paribas ceases to beneficially own at least 5% of the outstanding shares of the Company’s common stock (the “5% Date”) occurs subsequent to the date on which BNP Paribas ceases to control the Company for purposes of the BHC Act, from and after the date on which BNP Paribas ceases to control the Company for purposes of the BHC Act, one director; and

•                                          after the later to occur of the 5% Date and the date on which BNP Paribas ceases to control the Company for purposes of the BHC Act, no directors.

The Amendment further provides that BNP Paribas will cause such number of directors to promptly resign from the Board, such that the number of directors on the Board will reflect the number of directors that BNP Paribas would have the right to nominate for inclusion on the Company’s slate for the Board.

The rights and arrangements provided in the Stockholder Agreement otherwise will remain in full force and effect in all material respects.

The foregoing description of the Amendment is qualified in its entirety by reference to the Amendment, which is attached hereto as Exhibit 10.2 and is hereby incorporated by reference into this Item 1.01.

Item 5.01                   Changes in Control of Registrant.

The information contained in Item 1.01 under the heading “Amendment to the Stockholder Agreement” and in Items 5.02 and 8.01 in this Current Report is incorporated by reference into this Item 5.01.

Item 5.02                   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)                                 On August 1, 2018, Jean-Milan Givadinovitch resigned as a director of the Company and its wholly owned subsidiary, First Hawaiian Bank (the “Bank”), effective immediately.

On August 1, 2018, Xavier Antiglio resigned as a director of the Company and the Bank, effective immediately.

(d)                                 On August 1, 2018, the Board appointed each of Faye Kurren and Jenai Wall as a director of the Company to fill the vacancy created upon the resignation of Mr. Givadinovitch and Mr. Antiglio, respectively, and to serve until their respective successors are elected and qualified. The committees on which Mses. Kurren and Wall will serve have not yet been determined.

In connection with their respective appointments, and pursuant to the Company’s compensation policy for non-employee directors, Mses. Kurren and Wall will each be granted a one-time award of restricted stock units with a value of $40,233, which will vest on the first anniversary of the date of grant, and will also each receive our standard non-employee director compensation.

A brief biography of each of Faye Kurren and Jenai Wall is set forth below:

Faye Watanabe Kurren, age 67, served as the President and Chief Executive Officer of Hawaii Dental Service from 2003 until her retirement in November 2014. Prior to that, Ms. Kurren served as the President of Tesoro Hawaii, LLC, a former subsidiary of Andeavor (f/k/a Tesoro Corporation), from 1998 to 2003.  Ms. Kurren serves as a Director of the Bank.  She also is a director of Helping Hands Hawaii and is an advisory director of First Insurance Company of Hawaii. She served as the past Chairperson of the Hawaii State Commission on the Status of Women, the University of Hawaii Foundation and the Hawaii State Chapter of the American Red Cross. Ms. Kurren holds a law degree from the University of Hawaii, a Masters of Arts in Sociology from the University of Chicago and a Bachelor of Arts in Sociology from Stanford University.

The Company has not entered into any transactions with Ms. Kurren identified in Item 404(a) of Regulation S-K and she will not be employed by the Company. Ms. Kurren was not elected pursuant to an arrangement or understanding between her and any other person.

Jenai Wall, age 59, is Chairman and Chief Executive Officer of Foodland Super Market, Ltd. She also serves as Chief Executive Officer of the other entities that comprise the Sullivan Family of Companies, including Food Pantry, Ltd., Kalama Beach Corporation, and Pacific Warehouse, Inc. The Coffee Bean and Tea Leaf Hawaii.  She was appointed Chairman and Chief Executive Officer in 1998. Ms. Wall serves as a director of Alexander & Baldwin, Inc., a public company.  She also serves as Chair of the Queen’s Health Systems Board of Trustees and serves on the boards of the Bank, Servco Pacific, Inc., and ‘Iolani School.  She earned her bachelor’s degree in mathematics from Wellesley College and master’s degree in business administration from Columbia University.

Certain businesses in which Ms. Wall has a material interest, particularly Foodland Super Market, Ltd., have loans that were made by the Bank in the ordinary course of business; on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the lender; and that did not involve more than the normal risk of collectibility or present other unfavorable features.

Other than as set forth above, the Company has not entered into any transactions with Ms. Wall identified in Item 404(a) of Regulation S-K and she will not be employed by the Company. Ms. Wall was not elected pursuant to an arrangement or understanding between her and any other person.

A copy of the Company’s press release relating to the changes described in this Item 5.02 is being furnished as Exhibit 99.1 to this Current Report on Form 8-K. Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Registrant under the Securities Act of 1933 or the Exchange Act.

Item 8.01                   Other Events.

Completion of the Offering and the Direct Share Repurchase

Concurrently with the Direct Share Repurchase, on August 1, 2018, the Selling Stockholder completed the sale of 20,000,000 shares of Common Stock in the Offering.  The information contained in Item 1.01 under the heading “Share Repurchase Agreement” is incorporated by reference into this Item 8.01.

In connection with the Offering, the Company entered into an Underwriting Agreement, dated July 30, 2018 (the “Underwriting Agreement”), by and among the Company, BNP Paribas, the Selling Stockholder and Goldman Sachs & Co. LLC, as underwriter.  Pursuant to the Underwriting Agreement, the Selling Stockholder has granted the underwriter an option to purchase up to an additional 3,000,000 shares of Common Stock at the per share public offering price less the underwriting discount, within 30 days from the date of the Underwriting Agreement.

As a result of the completion of the Offering and the Direct Share Repurchase, BNP Paribas’ beneficial interest has been reduced to 33.3% of the outstanding shares of Common Stock.

The Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K. Exhibits 1.1. and 5.1 contained in Item 9.01 hereof are hereby incorporated by reference into the Registration Statement (File No. 333-224745) pursuant to which the Offering has been registered with the Securities and Exchange Commission.

Deconsolidation Date

Effective upon the resignation of Jean-Milan Givadinovitch and Xavier Antiglio, as described in Item 5.02 to this Current Report on Form 8-K, BNP Paribas confirmed that it will cease consolidating the Company’s financial statements with (i) the BNP Paribas consolidated financial statements under International Financial Reporting Standards and (ii) the BNP Paribas USA, Inc. (“BNP Paribas USA”) consolidated financial statements under generally accepted accounting principles in the United States.  As a result, from August 1, 2018 (the “Deconsolidation Date”), the Company will not be included within the scope of (i) BNP Paribas’ capital requirements for purposes of the fourth EU Capital Requirements Directive and EU Capital Requirements Regulation or (ii) BNP Paribas USA’s capital plans for purposes of the Federal Reserve’s Comprehensive Capital Analysis and Review (“CCAR”) processes.

In addition, under the terms of the Stockholder Agreement, certain rights of BNP Paribas and obligations of the Company cease, as a result of the occurrence of the Deconsolidation Date, including approval rights relating to Company’s annual budget and any changes in the Company’s independent public accounting firm.

Item 9.01                   Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated July 30, 2018, by and among the Company, BancWest Corporation, BNP Paribas and Goldman Sachs & Co. LLC.

5.1	Opinion of Sullivan & Cromwell LLP.

10.1	Share Repurchase Agreement, dated as of July 26, 2018, among BNP Paribas, BancWest Corporation and the Company.

10.2	Amendment to the Stockholder Agreement, dated as of August 1, 2018, between BNP Paribas and the Company.

99.1	Press Release of the Company, dated August 1, 2018.

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated July 30, 2018, by and among the Company, BancWest Corporation, BNP Paribas and Goldman Sachs & Co. LLC.

5.1	Opinion of Sullivan & Cromwell LLP.

10.1	Share Repurchase Agreement, dated as of July 26, 2018, among BNP Paribas, BancWest Corporation and the Company.

10.2	Amendment to the Stockholder Agreement, dated as of August 1, 2018, between BNP Paribas and the Company.

99.1	Press Release of the Company, dated August 1, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be filed on its behalf by the undersigned hereunto duly authorized.

FIRST HAWAIIAN, INC.

Date: August 1, 2018	By:	/s/ Robert S. Harrison
	Name:	Robert S. Harrison
	Title:	Chairman of the Board and Chief Executive Officer